Exhibit 99.1

NEWS RELEASE

	Contacts:	Rob Capps, President & CEO
MIND Technology, Inc.
281-353-4475

FOR IMMEDIATE RELEASE		Ken Dennard / Zach Vaughan
Dennard Lascar Investor Relations
713-529-6600
MIND@dennardlascar.com

MIND Technology Postpones Special Meeting of Preferred Stockholders

THE WOODLANDS, TX, April 24, 2024 – MIND Technology, Inc. (“MIND” or the “Company”) (Nasdaq: MIND) announced today that its Board of Directors (the “Board”) has postponed the special meeting of holders of its 9.00% Series A Preferred Stock, which had been scheduled for Thursday April 25, 2024 at 9:00 a.m. Central Time (the “Special Meeting”). The Board will determine a revised date for the Special Meeting, as well as a revised record date. When the Board establishes a new record date, the Company will deliver a new notice of the Special Meeting and an updated proxy statement, which will include a new proxy card.

About MIND Technology

MIND Technology, Inc. provides technology to the oceanographic, hydrographic, defense, seismic and security industries. Headquartered in The Woodlands, Texas, MIND has a global presence with key operating locations in the United States, Singapore, Malaysia, and the United Kingdom. Its Seamap unit, designs, manufactures, and sells specialized, high performance, marine exploration and survey equipment.

Forward-looking Statements

Certain statements and information in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release other than statements of historical fact, including statements regarding our future results of operations and financial position, our business strategy and plans, our objectives for future operations, future orders and anticipated delivery of existing orders, and future payments of dividends are forward-looking statements.  The words “believe,” “expect,” “anticipate,” “plan,” “intend,” “should,” “would,” “could” or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature.  These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us.  While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate.  All comments concerning our expectations for future revenues and operating results are based on our forecasts of our existing operations and do not include the potential impact of any future acquisitions or dispositions.  Our forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from our historical experience and our present expectations or projections. These risks and uncertainties include, without limitation, reductions in our customers’ capital budgets, our own capital budget, limitations on the availability of capital or higher costs of capital, volatility in commodity prices for oil and natural gas.

For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see our filings with the SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof.  We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, unless required by law, whether as a result of new information, future events or otherwise. All forward-looking statements included in this press release are expressly qualified in their entirety by the cautionary statements contained or referred to herein.

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